UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 24, 2007

AMERICAN COMMUNITY NEWSPAPERS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32549 (Commission File Number)	20-2521288 (IRS Employer Identification No.)

14875 Landmark Blvd., Suite 110, Addison, Texas (Address of Principal Executive Offices)	75254 (Zip Code)

(972) 628-4080
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 24, 2007, the Board of Directors of American Community Newspapers Inc. (“Corporation”) approved an amendment to the Corporation’s Amended and Restated Bylaws to facilitate direct share registration of the Corporation’s common stock in response to American Stock Exchange rules requiring all traded stock be eligible for direct share registration on or before January 1, 2008. The Corporation’s Amended and Restated Bylaws, as amended by the Corporation’s Board of Directors and effective on September 24, 2007, are attached hereto as Exhibit 3.1.

Also on September 24, 2007, the Corporation’s Board of Directors changed the Corporation’s fiscal year from a calendar year ending on December 31 to a 52-53 week year (each quarter consisting of two four-week months followed by a five-week month) ending on the Sunday closest to December 31. As such, the Corporation’s fiscal year 2007 will end on December 30, 2007. Since the change in fiscal year end is from the last day of the month to a 52-53 week fiscal year commencing within seven days of the month end, and the new fiscal year will commence with the end of the old fiscal year, the change is not deemed a change in fiscal year for purposes of reporting subject to Rule 13a-10 or 15d-10; hence, a transition report is not required to be filed on the Form 10-K for the year ending December 30, 2007 or the first interim report of fiscal year 2008 for the quarter ending March 30, 2008.

Item 9.01.	Financial Statement and Exhibits.

(d) Exhibits:

Exhibit	Description
3.1	Amended and Restated Bylaws of the Corporation, effective as of September 24, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 28, 2007	AMERICAN COMMUNITY NEWSPAPERS INC.
	By:	/s/ Gene Carr
Gene Carr Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
3.1	Amended and Restated Bylaws of the Corporation, effective as of September 24, 2007.